Exhibit 99.1

MVB ANNOUNCES $13.5 MILLION GAIN
FROM FINTECH INVESTMENT PORTFOLIO
Portion of Gain to Be Utilized for the Continued Build Out of MVB’s Fintech Vertical

(FAIRMONT, W.Va.) April 29, 2019 - MVB Financial Corp. (“MVB” or the “Company”) (Nasdaq: MVBF), the holding company for MVB Bank, Inc., and the Bank’s subsidiaries, continues to implement its MVB 3.0 strategy of seeking “blue ocean” opportunities, including partnership with fintech companies.

MVB continues to carve a niche in the fintech industry by making strategic investments in fintech companies. To date, MVB has invested a total of $3.1 million in various fintech companies. After a recent valuation of MVB’s fintech investment portfolio, MVB intends to recognize a pre-tax gain on its equity investment of $13.5 million that will be recognized in the Second Quarter of 2019. MVB’s fintech investment portfolio is now valued at approximately $17.3 million. Over the past three years, MVB has had a 458% gain in value.

To leverage this growth, MVB plans to utilize a portion of the gain into additional investments, new hires, technology and related costs to further build out its fintech vertical. MVB also plans to utilize the gain to retire the remaining subordinated debt that is outstanding as of July 1, 2019.

“MVB’s fintech vertical hit a tipping point during 2018 and is positively impacting our balance sheet and income statement. At MVB, we are leveraging technology, creativity and innovation to modernize as we move from the old model of banking to the new. We welcome disruptors and actually embrace them and invest in them,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

“MVB strives to be a trusted partner and thus a preferred bank of the fintech industry, a strategy that has brought significant shareholder value. This is an example of our model going beyond traditional banking and leveraging the disruption occurring in the financial services industry to the benefit of MVB shareholders.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region. For more information about MVB, please visit ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s intent to recognize a holding gain on its equity investment in fintech companies and the anticipated use of the proceeds from such gains, as well as MVB’s future plans with regard to its fintech line of business. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in fintech companies; inability to further scale up the fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.